EXHIBIT 2.2

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made as of the 20th day of July, 2018 (the “Effective Date”), by and among IZEA, Inc., a Nevada corporation (“Parent”), IZEA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TapInfluence, Inc., a Delaware corporation (the “Company”), certain stockholders of the Company signatory hereto and set forth on the signature page of this Amendment under the heading “Designated Stockholders” (the “Designated Stockholders”), and Shareholder Representative Services LLC, a Colorado limited liability company as the stockholders’ representative (“Stockholders’ Representative”). Parent, Merger Sub, the Company, the Designated Stockholders and Stockholders’ Representative are referred to in this Amendment collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties are parties to that certain Agreement and Plan of Merger, dated as of July 11, 2018 (the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
WHEREAS, the Parties desire to amend and modify the Merger Agreement as set forth in this Amendment.
AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:
1.Amendment of Section 1.4(a)(i)(A) of the Merger Agreement. Section 1.4(a)(i)(A) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“a cash payment in the amount of $1,500,000, minus (i) the Estimated Closing Date Indebtedness (which shall be exclusive of Estimated Selling Transaction Expenses), minus (ii) (x) the amount of the Estimated Selling Transaction Expenses (to the extent not paid prior to or at the close of business on the day prior to the Closing Date), which shall be exclusive of the Estimated Closing Date Indebtedness, less (y) the amount of the Deferred Selling Transaction Expenses (which, for the avoidance of doubt, will be deducted from the Deferred Payments as set forth in Section 1.4(a)(ii)), minus (iii) the amount (if any) by which the Estimated Working Capital of the Company at Closing is less than the Target Working Capital, plus (iv) the amount (if any) by which the Estimated Working Capital of the Company at Closing is greater than the Target Working Capital, plus (v) the Estimated Cash and Cash Equivalents, if any (the “Closing Cash Payment”) to be paid pursuant to Section 1.4(b); and”

2.Amendment of Section 1.4(a)(ii) of the Merger Agreement. Section 1.4(a)(ii) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“(ii)    The portion of the Merger Consideration to be paid by Parent following the Closing shall consist of an additional $4,500,000 in consideration for payment to the Securityholders, on the schedule payment date set forth below and subject to any adjustments pursuant to the terms of this Agreement, in the following installments (the “Deferred Payments”):
(A)    on the date that is six (6) months after the Closing Date, a payment in the amount of $1,000,000 (the “6-Month Payment”), which shall be made, at the option of Parent, in the form of cash or Parent Common Stock or a combination thereof; provided that Parent shall deliver and pay the 6-Month Payment as follows:
(I)    to each Advisor who is owed Deferred Selling Transaction Expenses, an amount, in cash and/or Parent Common Stock (and paid in the same ratio of cash and Parent Common Stock as paid to the Securityholders in the 6-Month Payment), equal to the Deferred Selling Transaction Expenses owed to such Advisor as set forth in Schedule 1.4(a)(ii)(A)(I) to this Agreement; and
(II)    the remaining (i.e., after delivery and payment of the Deferred Selling Transaction Expenses) amount of the 6-Month Payment, to the Paying Agent, for payment to the Securityholders; and
(B)    on the date that is twelve (12) months after the Closing Date, a payment in the amount of $3,500,000 (the “12-Month Payment”), which shall be made, at the option of Parent, in the form of cash or Parent Common Stock or a combination thereof; provided that Parent shall deliver and pay the 12-Month Payment as follows:
(I)    to each Advisor who is then-owed Deferred Selling Transaction Expenses, an amount, in cash and/or Parent Common Stock (and paid in the same ratio of cash and Parent Common Stock as paid to the Securityholders in the 12-Month Payment), equal to any remaining Deferred Selling Transaction Expenses then owed to such Advisor as set forth in Schedule 1.4(a)(ii)(A)(I) to this Agreement; and
(II)    the remaining (i.e., after delivery and payment of any Deferred Selling Transaction Expenses pursuant to part (B)(I)) amount of the 12-Month Payment, to the Paying Agent, for payment to the Securityholders.”
3.Amendment of Section 1.4(b)(ii) of the Merger Agreement. Section 1.4(b)(ii) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“recipients of Estimated Selling Transaction Expenses, as indicated on the Closing Payment Schedule (each, an “Advisor” and, collectively, the “Advisors”), the amount of the Estimated Selling Transaction Expenses, less the amount of any Deferred Selling Transaction Expenses payable to such Advisor, to be received by each such Advisor as set forth on and in the form provided on the Closing Payment Schedule; provided, however, that this shall exclude the payment of the Stockholders’ Representative Expense Amount to the Stockholders’ Representative, which is provided for in Section 1.4(b)(iv);”
4.Amendment of Section 1.4(c) of the Merger Agreement. Section 1.4(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Closing Stock Issuance. At the Closing, Parent shall effectuate the Closing Stock Issuance by causing its transfer agent to issue the Parent Common Stock to the Securityholders and, to the extent applicable, such other Persons as are set forth and pursuant to the Closing Payment Schedule. Prior to the Closing the Company shall cause to be delivered to Parent such information regarding such Persons as is required by Parent’s transfer agent to effectuate the Closing Stock Issuance.”
5.Amendment of Section 1.7 of the Merger Agreement. For purposes of Section 1.7 of the Merger Agreement, the defined terms “Estimated Selling Transaction Expenses” and “Final Selling Transaction Expenses” shall be deemed modified such that the amounts thereof are calculated net of Deferred Selling Transaction Expenses. For clarity, notwithstanding the exclusion of “Deferred Selling Transaction Expenses” from the calculations of Estimated Selling Transaction Expenses” and “Final Selling Transaction Expenses” for such purposes, Deferred Selling Transaction Expenses shall not be included in the calculations of Cash and Cash Equivalents, Indebtedness or Working Capital. Section 1.7 is further amended by adding the following sentence as the last sentence of Section 1.7: “All Estimated Closing Date Indebtedness and Estimated Selling Transaction Expenses (except for the Deferred Selling Transaction Expenses) shall be paid at Closing to the Creditors and Advisors, respectively, and no Estimated Closing Date Indebtedness and Estimated Selling Transaction Expenses (except for the Deferred Selling Transaction Expenses) shall remain outstanding at Closing. If the Closing Cash Payment, as calculated pursuant to Section 1.4(a)(i)(A) and this Section 1.7, is a negative amount, such amount shall be considered a Post-Closing Reduction under this Agreement.”

6.Amendment of Section 7.4 of the Merger Agreement. Section 7.4 of the Merger Agreement is hereby amended by adding the following as a new subsection (l) and re-lettering the following subsections accordingly:

“A Subscription Agreement, in form and substance reasonably satisfactory to Parent, between Parent and each of the Persons set forth on Schedule 7.4(l) to this Agreement with respect to each such Person’s subscription for the number of shares of Parent Common Stock set forth opposite such Person’s name on the Closing Payment Schedule, duly executed by such Person;”

7.Amendment of Section 7.5 of the Merger Agreement. Section 7.5 of the Merger Agreement is hereby amended by adding the following as a new subsection (a) and re-lettering the following subsection accordingly:

“A Subscription Agreement, in form and substance reasonably satisfactory to Parent, between Parent and each of the Persons set forth on Schedule 7.4(l) to this Agreement with respect to each such Person’s subscription for the number of shares of Parent Common Stock set forth opposite such Person’s name on the Closing Payment Schedule, duly executed by Parent; and”
8.Amendment of Section 9.13 of the Merger Agreement. Section 9.13 of the Merger Agreement is hereby amended by adding the following definition after the definition of “Deferred Payments” and by renumbering the reference to “Section 9.13 of the Parent Disclosure Schedules” in the definition of Selling Transaction Expenses to “Section 9.13(ii) of the Parent Disclosure Schedules” and renumbering Section 9.13 of the Parent Disclosure Schedules accordingly:

““Deferred Selling Transaction Expenses” means those Selling Transaction Expenses set forth on Schedule 9.13(i) to this Agreement, in the amount(s) set forth on Schedule 9.13(i) to this Agreement.”
9.Amendment of the Company Disclosure Schedule. The Sections of the Company Disclosure Schedule included in Exhibit A attached to this Amendment are hereby amended and restated in their entirety as set forth in Exhibit A.

10.Amendment of the Parent Disclosure Schedule. The Sections of the Company Disclosure Schedule included in Exhibit B attached to this Amendment are hereby amended and restated in their entirety as set forth in Exhibit B.

11.Addition of Schedule 7.4(l). Schedule 7.4(l) attached to this Amendment as Exhibit C is hereby added to the Merger Agreement as Schedule 7.4(l) to the Merger Agreement.

12.Addition of Schedule 9.13(ii). Schedule 9.13(ii) attached to this Amendment as Exhibit D is hereby added to the Merger Agreement as Schedule 9.13(ii) to the Merger Agreement.
13.Effective Date. This Amendment shall become effective on the Effective Date.

14.No Other Amendments. Except as expressly amended and modified herein, the Merger Agreement shall continue in full force and effect in accordance with its terms.

15.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. .pdf signatures shall have the same force and effect as original signatures.

16.Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of law principles thereof to the extent that the application of the Laws of another jurisdiction would be required thereby.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the day and year first above written.

IZEA, INC.

By:	/s/ Edward H. Murphy
	Name:	Edward H. (Ted) Murphy
	Title:	President and Chief Executive Officer

IZEA MERGER SUB, INC.

By:	/s/ Edward H. Murphy
	Name:	Edward H. (Ted) Murphy
	Title:	President and Chief Executive Officer

TAPINFLUENCE, INC.

By:	Pat Benner
	Name:	Pat Benner
	Title:	Interim President

STOCKHOLDERS’ REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholders’ Representative

By:	/s/ Radha Subramanian
	Name:	Radha Subramanian
	Title:	Senior Director

DESIGNATED STOCKHOLDERS:

GROTECH VENTURES II, L.P.

By:	/s/ Lawson DeVries
	Name:	Lawson DeVries
	Title:	General Partner

ACCESS VENTURE PARTNERS III, L.P.

By:	/s/ Kirk Holland
	Name:	Kirk Holland
	Title:	Managing Director

Signature Page to Amendment No. 1 to the Agreement and Plan of Merger

NORO-MOSELEY PARTNERS VII, L.P.

By:	/s/ Mike Elliott
	Name:	Mike Elliott
	Title:	General Partner

NORO-MOSELEY PARTNERS SBIC, L.P.

By:	/s/ Mike Elliott
	Name:	Mike Elliott
	Title:	General Partner

Signature Page to Amendment No. 1 to the Agreement and Plan of Merger